UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [   ]

Check the appropriate box:

[   ]Preliminary Proxy Statement

[   ]  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[   ]Definitive Proxy Statement

[X]Definitive Additional Materials

[   ] Soliciting Material Pursuant to §240.14a-12

ClearBridge Energy Midstream Opportunity Fund Inc.	Western Asset Middle Market Debt Fund Inc.
ClearBridge MLP and Midstream Fund Inc.	Western Asset Middle Market Income Fund Inc.
ClearBridge MLP and Midstream Total Return Fund Inc.	Western Asset Mortgage Opportunity Fund Inc.
LMP Capital and Income Fund Inc.	Western Asset Municipal Defined Opportunity Trust Inc.
Western Asset Global Corporate Defined Opportunity Fund Inc.	Western Asset Municipal High Income Fund Inc.
Western Asset High Yield Defined Opportunity Fund Inc.	Western Asset Municipal Partners Fund Inc.
Western Asset Investment Grade Defined Opportunity Trust Inc.	WESTERN ASSET INVESTMENT GRADE INCOME FUND INC.
Western Asset Managed Municipals Fund Inc.

(Name of Registrant(s) as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]         No fee required.

[   ]         Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

              1)    Title of each class of securities to which transaction applies:

2)Aggregate number of securities to which transaction applies:

3)    Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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[  ]          Fee paid previously with preliminary materials.

[  ]          Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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Shareholder Name

Address 1

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Reference # __________

EXTREMELY IMPORTANT

Re: Your investment in one or more Legg Mason-sponsored funds

Dear Shareholder:

We have been trying to get in touch with you regarding a very important matter pertaining to your investment in the Legg Mason-sponsored funds. This matter relates to an important operating initiative for the Funds which requires your response.

It is very important that we speak to you regarding this matter.  The call will only take a few moments of your time and there is no confidential information required.

Please contact us toll-free at 1-866-859-8682 between 9:00 a.m. and 11:00 p.m. Eastern Monday through Friday and 12:00 p.m. to 6:00 p.m. Eastern Saturday. At the time of the call please reference the number listed above.

Thank you in advance for your participation.